SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2005

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement

On November 14, 2005, Dresser, Inc. (the “Company”) entered into an amendment and waiver (“Amendment No. 12”) to its Credit Agreement dated as of April 10, 2001, as amended by Amendments No. 1 through 11 thereto and as modified by the Consent dated as of June 3, 2004 (as amended and modified, the “Credit Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the lenders under the Credit Agreement. Amendment No. 12 extends to February 15, 2006, the Company’s deadline for providing its senior secured lenders with audited financial statements for the year ended December 31, 2004, and revised audited financial statements, to the extent that financial statements for the years ended December 31, 2002 or 2003 are required to be restated in connection with the preparation of the 2004 financial statements. Amendment No. 12 also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Credit Agreement prior to February 15, 2006, including any default or event of default relating in any respect to any errors contained in such financial statements. Amendment No. 12 also amends the Credit Agreement to set EBITDA levels for the first and second quarters of 2005 at the amounts previously reported to the senior secured lenders.

In addition, on November 14, 2005, the Company entered into a fifth consent and waiver (the “Consent”) to its Senior Unsecured Term Loan Agreement, dated as of March 1, 2004, as modified by the Consent and Waiver dated as of March 18, 2005, the Second Consent and Waiver dated as of May 27, 2005, the Third Consent and Waiver dated as of July 14, 2005 and the Fourth Consent and Waiver dated as of September 29, 2005 (as modified, the “Term Loan Agreement”), among the Company, D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the lenders named therein. The Consent extends to February 15, 2006, the Company’s deadline for providing its lenders under the Term Loan Agreement with audited financial statements for the year ended December 31, 2004 and unaudited financial statements for the fiscal quarters ended March 31, June 30 and September 30, 2005, as well as any current report that is based on or derivative of such material, including any report that requires pro forma financial statements. The Consent also waives any default or event of default relating in any respect to the re-audit, revision or restatement of any financial statement delivered to the lenders under the Term Loan Agreement prior to February 15, 2006, including any default or event of default relating in any respect to any errors contained in such financial statements.

Notwithstanding the foregoing arrangements, the Company has not yet furnished its 2004 Annual Report on Form 10-K and 2005 First, Second and Third Quarter Reports on Form 10-Q to the holders of its 9 3/8% Senior Subordinated Notes, as required by the governing Indenture. As announced on November 2, 2005, the Company is planning to commence a consent solicitation to such holders to bring the Company into compliance with its reporting requirements under the Indenture.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

4.1	Amendment No. 12 to the Credit Agreement, dated November 14, 2005, as amended, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

4.2	Fifth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated November 14, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Agreement, and the Lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and
Chairman of the Board

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 12 to the Credit Agreement, dated November 14, 2005, as amended, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Credit Agreement and the Lenders named therein.

4.2	Fifth Consent and Waiver under the Senior Unsecured Term Loan Agreement, dated November 14, 2005, among Dresser, Inc., D.I. Luxembourg S.A.R.L., DEG Acquisitions, LLC, Dresser Holdings, Inc., the Subsidiary Guarantors party to the Senior Unsecured Term Loan Agreement, and the Lenders named therein.

4